Exhibit 99.1

POWERSECURE REPORTS FOURTH QUARTER

AND FULL YEAR 2013 RESULTS

—57.4 percent revenue growth in fourth quarter concludes year of record revenues —

—$248 million backlog represents all-time high—

—Full year 2013 revenue growth is 66.8 percent, with 45.2 percentage points driven by organic growth—

—Full year 2013 net income up 43.3 percent to $4.4 million, adjusted EBITDA up 97.0 percent to $22.1 million y-o-y (see non-GAAP reconciliation, below)—

—Wake Forest, N.C. – March 10, 2014 — PowerSecure International, Inc. (NYSE: POWR) today reported its fourth quarter and full year 2013 results. Highlights include:

•	Fourth quarter 2013 revenues increase 57.4 percent y-o-y to $73.6 million

•	Fourth quarter 2013 GAAP EPS of ($0.09), non-GAAP EPS of $0.13 (see reconciliation, below)

•	Fourth quarter distributed generation revenues of $26.4 million, up 16.4 percent y-o-y

•	Fourth quarter utility infrastructure revenues of $37.5 million, up 81.7 percent y-o-y

•	Fourth quarter energy efficiency revenues of $9.7million, up 181.6 percent y-o-y

•	Full year 2013 revenues increase 66.8 percent y-o-y to record $270.2 million

•	Full year 2013 GAAP EPS of $0.22, non-GAAP EPS of $0.38 (see reconciliation, below)

•	Full year 2013 distributed generation revenues of $111.5 million, up 46.1 percent y-o-y

•	Full year 2013 utility infrastructure revenues of $111.7 million, up 83.8 percent y-o-y

•	Full year 2013 energy efficiency revenues of $47.0 million, up 88.5 percent y-o-y

“A very successful fourth quarter capped a record 2013 for PowerSecure with more than $100 million of revenues in both our distributed generation and utility infrastructure product lines, and our ESCO and Solais acquisitions significantly enhanced the scale and capabilities of our energy efficiency offerings,” said Sidney Hinton, chief executive officer of PowerSecure.

“Our record backlog, healthy order activity, exceptional balance sheet, and the benefits we are realizing from our acquisitions, all provide our team with confidence that our best-in-class solutions for large, growing and underserved markets, combined with our relentless commitment to serve our customers, will translate into a strong year for PowerSecure in 2014,” Hinton added.

Fourth Quarter 2013:

PowerSecure’s fourth quarter 2013 (4Q 2013) revenues of $73.6 million, an increase of $26.8 million, or 57.4 percent, from the fourth quarter of 2012 (4Q 2012), were driven by an 81.7 percent year-over-year (y-o-y) increase in revenues from utility infrastructure products and services, a 16.4 percent y-o-y increase in revenues from distributed generation products and services, and a 181.6 percent y-o-y increase in revenues from energy efficiency products and services, as shown below.

			Variance
($ in 000’s)	4Q13	4Q12	$	%
Revenue by Product/Service
Distributed Generation	26,350	22,647	3,703	16.4%
Utility Infrastructure	37,527	20,658	16,869	81.7%
Energy Efficiency	9,703	3,446	6,257	181.6%

Total Revenue	73,580	46,751	26,829	57.4%

GAAP gross margin as a percentage of revenue was 22.4 percent in 4Q 2013, compared to 33.0 percent in 4Q 2012. On a non-GAAP basis, excluding the inventory-related portions of the 4Q 2013 restructuring charge discussed below, gross margin as a percentage of revenue was 27.4 percent in 4Q 2013. The decrease in y-o-y gross margin was driven by the restructuring charge, and the y-o-y growth of utility infrastructure, solar and ESCO revenues in 4Q 2013, which are generally lower gross margin product and service categories, as well as differences in the mix of projects completed in the two periods.

Operating expenses for 4Q 2013 were $18.3 million, compared to $13.4 million in 4Q 2012. Excluding the restructuring and executive compensation charges discussed below, 4Q 2013 operating expenses were $16.7 million, or 22.6 percent of revenues, a 3.8 percentage point reduction on a y-o-y basis. Excluding the charges discussed below of $1.7 million and $1.1 million in Q4 2013 and Q4 2012, respectively, the $4.3 million increase in operating expenses consists of $2.9 million of on-going incremental operating costs related to the acquisitions of our ESCO, Solais and Encari businesses, and $1.4 million of increased operating expenses related to our revenue growth.

Operating margin as a percentage of revenue was negative 2.5 percent in 4Q 2013 on a GAAP basis, and positive 4.8 percent on a non-GAAP basis. This compares to positive 4.3 percent in 4Q 2012 on a GAAP basis, and positive 6.7 percent on a non-GAAP basis. The decrease in operating margins was driven by the decrease in gross margins, partially offset by a decrease in operating expenses as a percentage of revenues.

Diluted earnings per share (EPS) were a loss of $0.09 in 4Q 2013, compared to a gain of $0.08 in 4Q 2012. Excluding the charges discussed below, non-GAAP EPS were $0.13 in 4Q 2013, compared to $0.13 in 4Q 2012.

Non-GAAP financial measures for 4Q 2013 exclude a $4.9 million charge primarily related to the restructuring of the company’s energy efficiency LED lighting operations to position its product lines for enhanced future growth and profitability. The restructuring was implemented to realize the manufacturing and sourcing synergies contemplated by the company in its 2013 acquisition of Solais Lighting. The actions taken included eliminating certain duplicative facilities, re-sourcing from new lower cost suppliers, reducing the number of product offerings, and reducing personnel and overhead. $3.7 million of this charge relates to inventory and was recorded in cost of sales, and $1.2 million relates to severance, facilities and equipment expenses which was recorded as “restructuring charge” in operating expense. The company expects to record an additional charge related to these actions in the first quarter of 2014 in an amount of $0.3-1.0 million. Non-GAAP financial measures for 4Q 2013 also exclude a one-time expense of $0.5 million to upgrade an annuity that underpins the post-retirement compensation of the company’s chief executive officer to fully guarantee future payments. See the non-GAAP reconciliation, below.

Non-GAAP financial measures for 4Q 2012 exclude a $1.1 million pre-tax charge related to a restructuring and cost reduction plan that was initiated during the third quarter of 2012, and extended into the fourth quarter of 2012, to position the company to lower its operating expenses as a percentage of revenue in future periods. See non-GAAP reconciliation, below.

The company ended Q4 2013 with $50.9 million in cash, zero drawn on its revolving credit facility, and term debt and capital leases of $27.2 million. The company’s strong revenue growth and related working capital requirements resulted in a usage in cash from operations of $2.2 million for the full year 2013. The company’s capital expenditures during Q4 2013 were $4.4 million in total, with $3.5 million of this capital invested to deploy systems to support PowerSecure-owned long-term recurring revenue distributed generation projects, and the remaining $0.9 million primarily invested in the purchase of equipment for its growing utility infrastructure business.

The company’s revenue backlog stands at an all-time high of $248 million, as of the date of this release. This includes new business from awards announced on January 6, 2014 and February 20, 2014. The company’s revenue backlog represents revenue expected to be recognized after December 31, 2013, for periods including the first quarter of 2014 onward.

The company’s $248 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the underlying contracts:

Revenue Backlog expected to be recognized after December 31, 2013

	Anticipated	Estimated Primary
Description	Revenue	Recognition Period
Project-based Revenue — Near term	$118 million	1Q14 through 3Q14
Project-based Revenue — Long term	$58 million	4Q14 through 2016
Recurring Revenue	$72 million	1Q14 through 2020

Revenue Backlog expected to be recognized after December 31, 2013	$248 million

Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in theCompany’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the company’s revenue backlog are subject to delay, deferral, acceleration, resizing or cancellation from time to time, and estimates are utilized in the determination of the backlog amounts. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.

Full Year 2013:

PowerSecure’s full year 2013 (FY 2013) all-time record revenues of $270.2 million, an increase of $108.2 million, or 66.8 percent, over full year 2012 (FY 2012), were driven by an 83.8 percent y-o-y increase in revenues from utility infrastructure products and services, a 46.1 percent y-o-y increase in revenues from distributed generation products and services, and an 88.5 percent y-o-y increase in revenues from energy efficiency products and services, as shown below. Excluding revenues from the company’s 2013 ESCO, Solais and Encari acquisitions, organic revenue growth for FY 2013 was 45.2 percent.

			Variance
($ in 000’s)	2013	2012	$	%
Revenue by Product/Service
Distributed Generation	111,536	76,352	35,184	46.1%
Utility Infrastructure	111,654	60,735	50,919	83.8%
Energy Efficiency	47,044	24,952	22,092	88.5%

Total Revenue	270,234	162,039	108,195	66.8%

GAAP gross margin as a percentage of revenue was 26.5 percent in FY 2013, compared to 31.5 percent in FY 2012. On a non-GAAP basis, excluding the inventory-related portions of the 4Q 2013 restructuring charge discussed below, gross margin as a percentage of revenue was 27.8 percent for FY 2013, compared to 31.5 percent for FY 2012. The decrease in y-o-y gross margin was driven by the restructuring charge, and the y-o-y growth of utility infrastructure, solar and ESCO revenues in FY 2013, which are generally lower gross margin product and service categories, as well as differences in the mix of projects completed in the two periods. In addition, during the third quarter of 2013, the company realized inefficiencies in its utility infrastructure unit related to the advanced deployment of crews in anticipation of being selected for a significant long-term revenue opportunity with a major new utility partner.

Operating expenses for FY 2013 were $62.9 million compared to $49.2 million in FY 2012. Excluding the restructuring charges, acquisition expenses, and executive compensation charge, FY 2013 operating expenses were $60.7 million, or 22.5 percent of revenues, a 6.1 percentage point reduction on a y-o-y basis. Excluding the charges discussed below of $2.2 million and $2.8 million in FY 2013 and FY 2012, respectively, the $14.3 million increase in operating expenses consists of 1) $2.5 million of additional depreciation and amortization expense, driven by additional capital expenditures related to company-owned distributed generation recurring revenue projects and equipment for utility infrastructure, as well as amortization related to acquisitions, 2) $7.3 million of on-going incremental operating costs related to the acquisitions of the ESCO, Solais and Encari businesses, and 3) $4.5 million of expenses to support the growth of the company’s distributed generation, utility infrastructure and energy efficiency product lines.

Operating margin as a percentage of revenue was 3.2 percent in FY 2013 on a GAAP basis, and 5.4 percent on a non-GAAP basis. This compares to 1.2 percent for FY 2012 on a GAAP basis, and 2.9 percent on a non-GAAP basis. The increase in FY 2013 operating margin was driven by the reduction in operating expenses as a percentage of revenue, partially offset by a decrease in gross margin as a percentage of revenue.

Diluted EPS were $0.22 for FY 2013, compared to $0.16 for FY 2012. Excluding the charges and items discussed below, non-GAAP EPS was $0.38 for FY 2013, compared to $0.22 for FY 2012.

Non-GAAP financial measures for FY 2013 exclude a $4.9 million charge primarily related to the restructuring of the company’s energy efficiency LED lighting operations to position its product lines for enhanced future growth and profitability. $3.7 million of this charge relates to inventory and was recorded in cost of sales, and $1.2 million relates to severance, facilities and equipment expenses, which was recorded as “restructuring charge” in operating expense. Non-GAAP financial measures for FY 2013 also exclude a one-time expense of $0.5 million to upgrade an annuity that underpins the post-retirement compensation of its chief executive officer to fully guarantee future payments, and acquisition expenses of $0.6 million related to the Solais, ESCO and PowerLine transactions. See the non-GAAP reconciliation, below.

Non-GAAP financial measures for FY 2012 exclude $2.7 million in charges related to restructuring and cost reduction actions taken in 2012, acquisition expenses of $0.1 million related to the PowerSecure Solar transaction, and gains on the sale of the company’s WaterSecure investment of $1.4 million. See the non-GAAP reconciliation, below.

Conference Call Information

The company will host a conference call commencing today at 5:30 p.m. eastern time. The conference call will be webcast live and can be accessed from the Investor Relations section of the company’s website at www.powersecure.com. Participants can also access the call by dialing 888-713-4215 (or 617-213-4867 if dialing internationally), and providing pass code 26298520. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:30 p.m. eastern time through midnight on March 24, 2014. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 93331424. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which we offer, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the company’s future business operations, strategies and prospects; the impact and prospects of acquisitions; the company’s restructuring actions; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going uncertainty and inconsistency in the economy, financial markets and business markets and the effects thereof on the company’s markets and customers, the demand for its products and services, and the company’s access to capital; the size, timing and terms of sales and orders, including the company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the company’s operations; the impact of the company’s recent acquisitions of the ESCO, Solais and Encari businesses; the company’s ability to reduce and control its costs and expenses; the impact of the company’s restructuring actions on its LED lighting operations; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the company; the ability of the company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the company to continue the growth and diversification of its customer base; the ability of the company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:

John Bluth

PowerSecure International, Inc.

(919) 453-2103

PowerSecure International, Inc.

Consolidated Statements of Income

($000’s except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2013	2012
Revenue	73,580	46,751	270,234	162,039
Cost of sales	57,070	31,300	198,651	110,953

Gross Profit (excluding depreciation and amortization)	16,510	15,451	71,583	51,086

Operating expenses
General and administrative	13,216	9,451	47,071	36,201
Selling, marketing, and service	1,817	1,521	7,381	5,560
Depreciation and amortization	2,098	1,348	7,287	4,780
Restructuring charges	1,205	1,127	1,205	2,675

Total operating expenses	18,336	13,447	62,944	49,216

Operating income (loss)	(1,826)	2,004	8,639	1,870
Other income (expense)
Gain on sale of unconsolidated affiliate	0	0	0	1,439
Interest income and other income	20	21	81	88
Interest expense	(320)	(111)	(817)	(449)

Income (loss) before income taxes	(2,126)	1,914	7,903	2,948
Income tax expense (benefit)	(234)	503	3,672	850

Net income (loss) from continuing operations	(1,892)	1,411	4,231	2,098
Discontinued operations—income (loss) from operations (net of tax)	0	0	0	78
Discontinued operations—gain on sale (net of tax)	0	0	0	0

Net income (loss)	(1,892)	1,411	4,231	2,176
Net loss attributable to noncontrolling interest	0	145	181	902

Net income (loss) attributable to PowerSecure International, Inc.	(1,892)	1,556	4,412	3,078

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	(1,892)	1,556	4,412	3,000
Income (loss) from discontinued operations (net of tax)	0	0	0	78

Net income (loss) attributable to PowerSecure International, Inc.	(1,892)	1,556	4,412	3,078

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	(0.09)	0.08	0.22	0.16

Diluted	(0.09)	0.08	0.22	0.16

Discontinued Operations
Basic	0.00	0.00	0.00	0.00

Diluted	0.00	0.00	0.00	0.00

Net Income
Basic	(0.09)	0.08	0.22	0.16

Diluted	(0.09)	0.08	0.22	0.16

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	21,716	18,306	19,837	18,681

Diluted	22,050	18,487	20,160	18,818

PowerSecure International, Inc.

Condensed Consolidated Balance Sheets

($000’s)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	50,915	19,122
Trade receivables, net of allowance for doubtful accounts	89,801	57,147
Inventories	16,864	20,327
Income taxes receivable	1,045	592
Deferred tax asset, net	6,262	803
Prepaid expenses and other current assets	2,235	1,285

Total current assets	167,122	99,276

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	56,706	48,447
Furniture and fixtures	572	375
Land, building, and improvements	6,134	5,907

Total property, plant, and equipment at cost	63,412	54,729
Less accumulated depreciation and amortization	17,467	12,152

Property, plant, and equipment, net	45,945	42,577

OTHER ASSETS:
Goodwill	30,226	12,884
Restricted annuity contract	3,137	2,447
Intangible rights and capitalized software, net of accum amort	8,715	1,328
Other assets	1,240	635

Total other assets	43,318	17,294

TOTAL ASSETS	256,385	159,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	24,299	14,150
Accrued and other liabilities	31,195	23,887
Accrued restructuring and cost reduction liabilities	965	709
Current unrecognized tax benefit	247	242
Current portion of long-term debt	3,731	160
Current portion of capital lease obligation	935	886

Total current liabilities	61,372	40,034

LONG-TERM LIABILITIES:
Revolving Line of Credit	0	0
Term loan, net of current portion	21,563	2,080
Capital lease obligation, net of current portion	986	1,921
Deferred tax liability, net	8,865	955
Unrecognized tax benefit	647	640
Other long-term liabilities	3,365	2,518

Total long-term liabilities	35,426	8,114

STOCKHOLDERS’ EQUITY:
Preferred stock—undesignated	0	0
Preferred stock—Series C	0	0
Common stock	219	182
Additional paid-in-capital	157,401	112,738
Accumulated other comprehensive earnings (loss)	(84)	0
Retained earnings (deficit)	2,051	(2,361)

Total PowerSecure International, Inc. stockholders’ equity	159,587	110,559
Noncontrolling Interest	0	440

Total stockholders’ equity	159,587	110,999

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	256,385	159,147

PowerSecure International, Inc.

Condensed Consolidated Statement of Cash Flows

($000’s)

	Twelve Months Ended
	Dec 31,	Dec 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	4,231	2,176
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	0	(1,439)
Income from discontinued operations	0	(78)
Depreciation and amortization	7,287	4,780
Stock compensation expense	603	885
Loss on disposal of miscellaneous assets	172	78
Changes in operating assets and liabilities, net of effect of acquisitions:
Trade receivables, net	(25,984)	(9,664)
Inventories	4,216	68
Deferred income taxes	3,292	1,068
Other current assets and liabilities	(1,336)	(354)
Other noncurrent assets and liabilities	(597)	(249)
Accounts payable	8,217	6,579
Accrued and other liabilities	(2,520)	5,959
Accrued restructuring liabilities	255	709

Net cash provided by (used in) continuing operations	(2,164)	10,518
Net cash provided by (used in) discontinued operations	0	334
Net cash provided by (used in) operating activities	(2,164)	10,852

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(14,305)	(3,523)
Purchases of property, plant and equipment	(9,012)	(10,385)
Additions to intangible rights and software development	(610)	(331)
Proceeds from sale of property, plant and equipment	177	15
Proceeds from sale of unconsolidated affiliate	0	1,445

Net cash provided by (used in) investing activities	(23,750)	(12,779)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from stock offering	34,443	0
Net borrowings (payments) on revolving line of credit	0	0
Proceeds from long-term borrowings	25,000	2,400
Principal payments on long-term debt	(1,946)	(160)
Principal payments on capital lease obligations	(886)	(840)
Repurchases of common stock	(117)	(5,268)
Proceeds from stock option exercises	1,213	311

Net cash provided by (used in) financing activities	57,707	(3,557)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	31,793	(5,484)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,122	24,606

CASH AND CASH EQUIVALENTS AT END OF PERIOD	50,915	19,122

Non-GAAP Pro forma Financial Measures:

Our references to our fourth quarter and full year 2013, and fourth quarter and full year 2012 “non-GAAP pro forma” financial measures of cost of sales, gross margins, gross margins as a percentage of revenue, operating expenses, operating expenses as a percentage of revenue, operating income, operating income as a percentage of revenue, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, and diluted E.P.S. discussed and shown in this report constitute non-GAAP financial measures.

For the fourth quarter of 2013, our non-GAAP financial measures refer to our GAAP results, excluding a $4.9 million charge primarily related to the restructuring of the Company’s Energy Efficiency LED lighting operations to position its product lines for enhanced future growth and profitability. The restructuring was implemented to realize the manufacturing and sourcing synergies contemplated by the Company in its 2013 acquisition of Solais Lighting. The actions taken included eliminating certain duplicative facilities, resourcing from new lower cost suppliers, reducing the number of product offerings, and reducing personnel and overhead. $3.7 million of this charge relates to inventory and was recorded in cost of sales, and $1.2 million relates to severance, facilities and equipment expenses which was recorded as “restructuring charge” in operating expense. The Company expects to record an additional charge related to these actions in the first quarter of 2014 in an amount of $0.3-1.0 million. Fourth quarter 2013 non-GAAP financial measures also exclude a one-time expense of $0.5 million to upgrade an annuity that underpins the post-retirement compensation of its chief executive officer to fully guarantee future payments.

For the fourth quarter of 2012, our non-GAAP financial measures refer to our GAAP results, excluding a $1.1 million pre-tax charge related to a restructuring and cost reduction plan that was initiated during the third quarter of 2012, and extended into the fourth quarter of 2012, to position the company to lower its operating expenses as a percentage of revenue in future periods.

For the full year 2013, our non-GAAP financial measures refer to our GAAP results, excluding a $4.9 million charge primarily related to the restructuring of the Company’s Energy Efficiency LED lighting operations to position its product lines for enhanced future growth and profitability. $3.7 million of this charge relates to inventory and was recorded in cost of sales, and $1.2 million relates to severance, facilities, and equipment expenses which was recorded as “restructuring charge” in operating expense. Our full year 2013 non-GAAP financial measures also exclude a one-time expense of $0.5 million to upgrade an annuity that underpins the post-retirement compensation of its chief executive officer to fully guarantee future payments, and acquisition expenses of $0.6 million related to the Solais, ESCO, and PowerLine transactions.

For the full year 2012, our non-GAAP financial measures refer to our GAAP results, excluding: 1) $2.7 million in charges related to restructuring and cost reduction actions taken in 2012, 2) acquisition expenses of $0.1 million related to the PowerSecure Solar transaction, and 3) gain on the sale of the company’s WaterSecure investment of $1.4 million.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance in 2012, 2013, and in future periods with the same consistent financial context as the business was managed in those periods. Additionally, because these items were non-recurring, our non-GAAP pro forma measures are more comparable to our prior period and future period results.

We believe these non-GAAP pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of our fourth quarter and full year 2013, and fourth quarter and full year 2012 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to the prior year periods. These non-GAAP pro forma measures also correspond with the way we expect investment analysts to evaluate and compare our results. Our non-GAAP pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, or superior to, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, cost of sales, gross margin, gross margin as a percentage of revenue, operating expenses, operating expenses as a percentage of revenue, operating income, operating income as a percentage of revenue, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

The following table provides a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

($000’s except per share data, some rounding throughout)

	Three Months Ended December 31, 2013			Three Months Ended December 31, 2012
	As Reported 4Q13	Restructuring Charge and Exec Comp Charge	Pro forma 4Q13	As Reported 4Q12	Restructuring Charge	Pro forma 4Q12
Cost of sales	57,070	(3,667)	53,403	31,300		31,300

Gross Profit (excluding deprec/amort)	16,510	3,667	20,177	15,451	0	15,451

Gross profit % revenue	22.4%		27.4%	33.0%		33.0%

Operating expenses
General and administrative	13,216	(469)	12,747	9,451		9,451
Selling, marketing, and service	1,817		1,817	1,521		1,521
Depreciation and amortization	2,098		2,098	1,348		1,348
Restructuring charges	1,205	(1,205)	0	1,127	(1,127)	0

Total operating expenses	18,336	(1,674)	16,662	13,447	(1,127)	12,320
Total operating exp % rev	24.9%		22.6%	28.8%		26.4%

Operating income	(1,826)	5,341	3,515	2,004	1,127	3,131
Operating income % rev	-2.5%		4.8%	4.3%		6.7%
Income (loss) before income taxes	(2,126)	5,341	3,215	1,914	1,127	3,041
Income tax expense (benefit)	(234)	588	354	503	296	799

Net income (loss) from continuing operations	(1,892)	4,753	2,861	1,411	831	2,242

Net income (loss) attributable to PowerSecure International, Inc.	(1,892)	4,753	2,861	1,556	831	2,387

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:

Basic	(0.09)	0.22	0.13	0.08	0.05	0.13

Diluted	(0.09)	0.22	0.13	0.08	0.04	0.13

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

($000’s except per share data, some rounding throughout)

	Twelve Months Ended December 31, 2013			Twelve Months Ended December 31, 2012
	As Reported 2013	Restructuring Charge, Acquisition Exp, Exec Comp Charge	Pro forma 2013	As Reported 2012	Restructuring Charge, Acquisition Exp, and WaterSecure Gain	Pro forma 2012
Cost of sales	198,651	(3,667)	194,984	110,953		110,953

Gross Profit (excluding deprec/amort)	71,583	3,667	75,250	51,086	0	51,086

Gross profit % revenue	26.5%		27.8%	31.5%		31.5%

Operating expenses
General and administrative	47,071	(1,029)	46,042	36,201	(128)	36,073
Selling, marketing, and service	7,381		7,381	5,560		5,560
Depreciation and amortization	7,287		7,287	4,780		4,780
Restructuring charges	1,205	(1,205)	0	2,675	(2,675)	0

Total operating expenses	62,944	(2,234)	60,710	49,216	(2,803)	46,413
Total operating exp % rev	23.3%		22.5%	30.4%		28.6%

Operating income (loss)	8,639	5,901	14,540	1,870	2,803	4,673
Operating income % rev	3.2%		5.4%	1.2%		2.9%
Other income (expense)
Gain on sale of unconsolidated affiliate	0		0	1,439	(1,439)	0
Interest income and other income	81		81	88		88
Interest expense	(817)		(817)	(449)		(449)

Income (loss) before income taxes	7,903	5,901	13,804	2,948	1,364	4,312
Income tax expense (benefit)	3,672	2,742	6,414	850	393	1,243

Net income (loss) from continuing operations	4,231	3,159	7,390	2,098	971	3,069

Net income (loss) attributable to PowerSecure International, Inc.	4,412	3,159	7,571	3,078	971	4,049

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:

Basic	0.22	0.16	0.38	0.16	0.05	0.22

Diluted	0.22	0.16	0.38	0.16	0.05	0.22

PowerSecure International, Inc.

Non-GAAP Pro forma Measures

Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization, and Charges)

Calculations and Reconciliation

($000’s except per share data, some rounding throughout)

	Three Months Ended		Twelve Months Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2013	2012
Adjusted EBITDA Calculation/Reconciliation
Net income (loss) attributable to PowerSecure International, Inc.	(1,892)	1,556	4,412	3,078

Items to Subtract from Net Income
Gain on sale of unconsolidated affiliate	0	0	0	(1,439)
Discontinued operations—income	0	0	0	(78)
Interest income and other income	(20)	(21)	(81)	(88)

Items to Add to Net Income
Restructuring Charges—Cost of Sales	3,667	0	3,667	0
Restructuring Charges—Op Expense	1,205	1,127	1,205	2,675
Acquisition Expenses	0	0	560	128
Income tax expense (benefit)	(234)	503	3,672	850
Interest expense	320	111	817	449
Depreciation and Amortization	2,098	1,348	7,287	4,780
Stock compensation expense	165	130	603	885

Adjusted EBITDA	5,309	4,754	22,142	11,240